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                                                                    Exhibit 11.1

                         WORLDCOM, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                      (In thousands, except per share data)



                                                                    For the Three Months Ended         For the Nine Months Ended
                                                                   -----------------------------     -----------------------------
                                                                   September 30,    September 30,    September 30,    September 30,
                                                                       1997             1996            1997              1996
                                                                   ------------     ------------     ------------     ------------
Primary:
  Weighted average shares outstanding                                   903,356          402,881          895,688          393,869
  Common stock equivalents                                               28,537            7,724           27,045               --
  Common stock equivalents issuable upon conversion of:
    Series A preferred stock                                             32,703                            32,703               --
    5% convertible notes                                                     --            4,584               --               --
                                                                   ------------     ------------     ------------     ------------
                                                                        964,596          415,189          955,436          393,869
                                                                   ============     ============     ============     ============
Net income (loss) applicable to common shareholders
  before extraordinary items                                       $    105,839     $    109,255     $    220,889     $    (48,466)
Extraordinary items                                                          --               --               --          (24,434)
Add back:
  Series A preferred dividend                                             6,364               --           19,092               --
  Interest paid on 5% convertible notes
    conversions, net of taxes                                                --            1,489               --               --
                                                                   ------------     ------------     ------------     ------------
Net income (loss) applicable to common shareholders                $    112,203     $    110,744     $    239,981     $    (72,900)
                                                                   ============     ============     ============     ============

Primary earnings (loss) per share:
  Applicable to common shareholders before extraordinary items     $       0.12     $       0.27     $       0.25     $      (0.12)
                                                                   ============     ============     ============     ============
  Extraordinary items                                              $         --     $         --     $         --     $      (0.06)
                                                                   ============     ============     ============     ============
  Applicable to common shareholders                                $       0.12     $       0.27     $       0.25     $      (0.18)
                                                                   ============     ============     ============     ============

Fully diluted:
  Weighted average shares outstanding                                   903,356          402,881          895,688          393,869
  Common stock equivalents                                               30,041            7,730           29,109               --
  Common stock issuable upon conversion of:
    Series A preferred stock                                             32,703               --           32,703               --
    Series B preferred stock                                              1,227               --            1,230               --
    5% convertible notes                                                     --            4,584               --               --
                                                                   ------------     ------------     ------------     ------------
                                                                        967,327          415,195          958,730          393,869
                                                                   ============     ============     ============     ============

Net income (loss) applicable to common shareholders
  before extraordinary items                                       $    105,839     $    109,255     $    220,889     $    (48,466)
Extraordinary items                                                          --               --               --          (24,434)
Add back:
  Series A preferred dividend                                             6,364               --           19,092               --
  Series B preferred dividend                                               242               --              735               --
  Interest on 5% convertible notes, net of taxes                             --            1,489
                                                                   ------------     ------------     ------------     ------------
Net income (loss) applicable to common shareholders                $    112,445     $    110,744     $    240,716     $    (72,900)
                                                                   ============     ============     ============     ============

Fully diluted earnings (loss) per share:
  Applicable to common shareholders before extraordinary items     $       0.12     $       0.27     $       0.25     $      (0.12)
                                                                   ============     ============     ============     ============
  Extraordinary items                                              $         --     $         --     $         --     $      (0.06)
                                                                   ============     ============     ============     ============
  Applicable to common shareholders                                $       0.12     $       0.27     $       0.25     $      (0.18)
                                                                   ============     ============     ============     ============
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